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                                                               Rule 424(b)(3)
                                                   Registration No. 333-57813

                          NEXTLINK COMMUNICATIONS, INC.

                  PROSPECTUS SUPPLEMENT DATED NOVEMBER 19, 1998
                        TO PROSPECTUS DATED JULY 24, 1998

          The Selling Stockholders table on pages 16-17 of the Prospectus is hereby amended to (i) update the information regarding the following entities included in the Prospectus and their respective number of shares of Preferred Stock and (ii) include additional Selling Stockholders:

                                                           Number of Shares of
Selling Stockholders                                         Preferred Stock
--------------------                                         ---------------
Mellon Trust Boston Safe Deposit & Trust Co.                         133,500
New York Life Insurance Company                                      125,000
Van Kampen Harbor Fund1                                               83,900
Smith Barney Inc.                                                     76,200
Bear Stearns & Co. Inc.                                               60,000
Van Kampen Utility Fund2                                              26,800
Van Kampen Convertible Securities Fund3                               14,300
Combined Insurance Company of America                                 14,000
Union Bank of California                                               1,500
OCM Convertible Trust                                                      0
Chrysler Corporation Master Retirement Trust                               0
State of Connecticut Combined Investment Funds                             0
Vanguard Convertible Securities Fund, Inc.                                 0
State Employees' Retirement Fund of the State of Delaware                  0



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1 Formerly known as Van Kampen American Capital Harbor Fund.

2 Formerly known as Van Kampen American Capital Utility Fund.

3 Formerly known as Van Kampen American Capital Convertible Securities Fund